Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K into the Company's previously filed Registration Statement on Form S-3 (No. 333-40319).

/s/ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Milwaukee, Wisconsin
March 22, 2002